SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: August 17, 2009
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	001-32360 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
On August 17, 2009, Akorn, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement by and among the Company, Akorn (New Jersey), Inc., a wholly owned subsidiary of the Company (collectively with the Company, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and EJ Funds, LP (“EJ Funds”), assignee of General Electric Capital Corporation, which replaces and supersedes the prior credit agreement among the above mentioned parties. The Amended and Restated Credit Agreement increased the borrowing availability from $5,650,000 to $10,000,000 and revised the interest payable under the agreement to 10% fixed per annum, eliminating the prime rate and LIBOR options. The Amended and Restated Credit Agreement is secured by the assets of the Company and is not subject to debt covenants until April 1, 2010. The foregoing summary of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
In connection with this Amended and Restated Credit Agreement, the Company issued EJ Funds warrants to purchase 1,650,806 shares of its common stock at an exercise price of $1.16 (the “Restatement Warrants”), the closing price of the Company’s stock on August 14, 2009, which was the last full trading day prior to execution of the Amended and Restated Credit Agreement. The Restatement Warrants are exercisable beginning August 17, 2009 and expire August 17, 2014. The foregoing description of the Restatement Warrants is qualified in its entirety by reference to the warrant, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
In addition, on August 17, 2009, the Company entered into an Amended and Restated Subordinated Note in favor of The John N. Kapoor Trust Dated September 20, 1989 (the “Kapoor Trust”), which replaces and supersedes the prior subordinated note which had matured and not been paid off on July 28, 2009. Pursuant to the Amended and Restated Subordinated Note, the Company refinanced its $5,000,000 subordinated debt payable to the Kapoor Trust. The principal amount of $5,000,000 has been increased to $5,853,267 to include all accrued but unpaid interest owing under the prior subordinated note through August 16, 2009 and the annual interest rate of 15% remained unchanged. The Amended and Restated Subordinated Note is due and payable on August 17, 2014. The foregoing summary of the Amended and Restated Subordinated Note is qualified in its entirety by reference to the Amended and Restated Subordinated Note, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
In connection with this Amended and Restated Subordinated Note, the Company issued the Kapoor Trust warrants to purchase 2,099,935 shares of its common stock at an exercise price of $1.16 (the “Subordinated Note Warrants”), the closing price of the Company’s stock on August 14, 2009, which was the last full trading day prior to execution of the Amended and Restated Subordinated Note. The Subordinated Note Warrants are exercisable beginning August 17, 2009 and expire August 17, 2014. The foregoing description of the Subordinated Note Warrants is qualified in its entirety by reference to the warrant, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
In connection with the Restatement Warrants and the Subordinated Note Warrants, the Company entered into a Registration Rights Agreement with EJ Funds and the Kapoor Trust pursuant to which the Company granted EJ Funds and the Kapoor Trust certain rights to cause the Company to register the shares of common stock underlying the Restatement Warrants and the Subordinated Note Warrants. The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement which is attached hereto as Exhibit 10.5 and incorporated herein by reference.
On August 17, 2009, the Borrowers, the Lenders, EJ Funds and the Kapoor Trust entered into an Amended and Restated Subordination Agreement setting forth the relative rights and priorities of EJ Funds, the Lenders and the Kapoor Trust under the Amended and Restated Credit Agreement and the Amended and Restated Subordinated Note. The foregoing description of the Amended and Restated Subordination Agreement is qualified in its entirety by reference to the Amended and Restated Subordination Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.
Dr. John N. Kapoor, Akorn’s Chairman, largest shareholder and lender under the Amended and Restated Credit Agreement and the Amended and Restated Subordinated Note, is the President of EJ Financial Enterprises, Inc., which is the general partner of EJ Funds. Dr. Kapoor is also the beneficiary and sole trustee of the Kapoor Trust.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
The information provided in Item 1.01 as it relates to the Restatement Warrants and the Subordinated Debt Warrants is incorporated herein by reference. In issuing the Restatement Warrants and the Subordinated Debt Warrants, the Company relied on the exemption from registration provided under Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D thereunder. There were no commissions paid in connection with the issuance of the Restatement Warrants or the Subordinated Debt Warrants.
Item 9.01 Financial Statements and Exhibits

10.1	Amended and Restated Credit Agreement

10.2	Restatement Warrants

10.3	Amended and Restated Subordinated Note

10.4	Subordinated Note Warrants

10.5	Registration Rights Agreement

10.6	Amended and Restated Subordination Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date: August 21, 2009